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                                   Exhibit 12

                Computation of Ratio of Earnings to Fixed Charges
                         J.P. Morgan & Co. Incorporated
                                  Consolidated

----------------------------------------------------------------------------------
Dollars in millions                                                   Three months
                                                                              1997
----------------------------------------------------------------------------------

Earnings:
  Net income                                                                $  424
  Add:  income taxes                                                           218
  Less:  equity in undistributed income of all affiliates
     accounted for by the equity method                                          9
  Add:  fixed charges, excluding interest on deposits                        1,786
----------------------------------------------------------------------------------
  Earnings available for fixed charges, excluding
     interest on deposits                                                    2,419
  Add:  interest on deposits                                                   663
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  Earnings available for fixed charges, including
     interest on deposits                                                    3,082
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Fixed charges:
  Interest expense, excluding interest on deposits                           1,779
  Interest factor in net rental expense                                          7
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  Total fixed charges, excluding interest on deposits                        1,786
  Add:  interest on deposits                                                   663
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  Total fixed charges, including interest on deposits                        2,449
----------------------------------------------------------------------------------
Ratio of earnings to fixed charges:
  Excluding interest on deposits                                              1.35
  Including interest on deposits                                              1.26
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
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                                   Exhibit 12

 Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
                         J.P. Morgan & Co. Incorporated
                                  Consolidated

-----------------------------------------------------------------------------------
Dollars in millions                                                    Three months
                                                                               1997
-----------------------------------------------------------------------------------
Earnings:
  Net income                                                                 $  424
  Add:  income taxes                                                            218
  Less:  equity in undistributed income of all affiliates
     accounted for by the equity method                                           9
  Add:  fixed charges, excluding interest on deposits
     and preferred stock dividends                                            1,786
-----------------------------------------------------------------------------------
  Earnings available for fixed charges, excluding
     interest on deposits                                                     2,419
  Add:  interest on deposits                                                    663
-----------------------------------------------------------------------------------
  Earnings available for fixed charges, including
     interest on deposits                                                     3,082
-----------------------------------------------------------------------------------
Fixed charges:
  Interest expense, excluding interest on deposits                            1,779
  Interest factor in net rental expense                                           7
  Preferred stock dividends                                                      14
-----------------------------------------------------------------------------------
  Total fixed charges, excluding interest on deposits                         1,800
  Add:  interest on deposits                                                    663
-----------------------------------------------------------------------------------
  Total fixed charges, including interest on deposits                         2,463
-----------------------------------------------------------------------------------
Ratio of earnings to fixed charges and preferred stock dividends:
  Excluding interest on deposits                                               1.34
  Including interest on deposits                                               1.25
-----------------------------------------------------------------------------------